Exhibit 99.1

Exhibit 99.1 Earnings Press Release, dated May 11, 2026

SKYX Reports 9 Consecutive Quarters of Growth YoY with 10% Increase and Record Revenues in Q-1 2026 with $22 Million Compared to $20 Million in Q-1 2025 as It Continues to Grow Its Market Penetration

SKYX Reports over $32 Million in Cash and Cash Equivalents as of March 31, 2026, Management Believes It Has Sufficient Cash to Achieve Its Goals Including Becoming Cash Flow Positive in 2026

Gross Profit Continues to Improve with 16% Increase to $7.0 Million in Q-1 of 2026 Compared to $6 Million in Q-1 2025

Gross Margin Continues to Improve to 30% in Q-1 2026 from 28% in Q-1 2025

SKYX Entered into a Strategic Partnership Agreement with Prominent European Hotel and Real Estate Developer Group OTT, to Deploy Its Advanced Smart and AI Platform Technologies as a Brand Standard Throughout Its Hotels and Buildings. Group OTT Has Developed Over 250 Hotels and Buildings Across Europe

In May 2026 SKYX Announced It Will Deploy Its Advanced and Smart Technologies to Its First European Hotel During a Master Renovation of an Historical Architectural Preservation Hotel, The Grand Hotel du Parc (formerly The Grand Medicis Hotel), in La Bourboule, France

SKYX Signed Additional Agreement with Group OTT Heritage Hospitality Group to Deploy and Market Its Technologies to Vast European Hotel Market of Over 132,000 Hotels

SKYX Technologies Reduces Up to 90% Tima and Costs of Buildings and Hotel Renovation/Installations or New Build and is Continuing Discussions with Additional Hotel Groups and Owners Regarding Utilization of its Game-Changing Advanced and Smart Platform Technologies

SKYX Is Expected to Supply Its Advanced Smart Home Technologies to Upcoming and Future Key Projects in the U.S. and Globally, Including New York, North Carolina, Austin, San Antonio, South Florida (Including Miami’s New $4 Billion Smart City), Europe, Saudi Arabia, and Egypt

SKYX Is Expected to Deploy Over 1-Million Units of Its Products including Its Advanced Smart Home Plug-and-Play Technologies During These Projects and to Over 100,000 Units/Homes by the End of 2026 Through Its Pro and Retail Segments

Despite Warmer Weather, SKYX’s Sales of Its Patented Turbo Heater Fan are Continuing to Grow and Company Will Be Expanding the Category of the “All-Season Ceiling Fan” — Heat in Winter and Cool in Summer — to Provide Additional Products in New Designs and Larger Sizes

In Q-1 SKYX Announced Beginning of Its Collaboration with NVIDIA AI Ecosystem Connect Program, Expecting to Grow Its Collaboration with NVIDIA into Future Smart Home Projects

SKYX’s Technology Expansion Provides Additional Opportunities for Future Recurring Revenues Through Interchangeability, Upgrades, AI Services, Monitoring, Subscriptions, and More

SKYX’s Enhanced Safety Code Standardization Team Continues Its Progress Toward Its Goal of a Safety-Mandated Standardization in Homes/Buildings of Its Life-Saving Ceiling Outlet/Receptacle Technology

MIAMI, FL – May 11, 2026 – SKYX Platforms Corp. (NASDAQ: SKYX) (d/b/a SKYX Technologies) (the “Company” or “SKYX”), a highly disruptive advanced smart home and AI platform technology company with over 100 pending and issued patents globally and 60 lighting and home décor websites, with a mission to make homes and buildings become safe and smart as the new standard, today reported its financial and operational results for the first quarter ended March 31, 2026.

●	SKYX will hold a conference call today, May 11, 2026, at 4:30 pm, Eastern Time, to discuss the results. See below for dial-in information.

First Quarter 2026 Highlights and Recent Events

●	Generated its greatest increase in YoY revenues of 10% with record $22 million in revenues in first quarter of 2026 compared to $20 million for the first quarter of 2025.
●	Reporting 9 consecutive YoY quarters of growth.
●	As of March 31, 2026, Company reported $32 million in total cash, cash equivalents, and restricted cash compared to $10 million as of December 31, 2025.
●	SKYX’s continues to leverage the rapid conversion of its e-commerce sales into cash, advancing it cash position often referred to as the “Dell Working Capital Model”, lowering its cost of capital.
●	Management believes it has sufficient cash to achieve its goals including becoming cash flow positive exiting 2026.
●	The gross profit for the first quarter ending March 31, 2026, increased comparatively by 16% to $7 million, compared to the first quarter ending March 31, 2025.
●	The gross margin for the first quarter ending March 31, 2026, increased comparatively by 2% to 30%, compared to 28% in the first quarter ending March 31, 2025.
●	Net loss per share decreased by $0.02 to $0.07 per share in the first quarter of 2026 compared to $0.09 in the first quarter of 2025. Adjusted EBITDA loss per share, a non-GAAP measure, decreased to $0.03 per share in the first quarter of 2026, as compared to $0.04 per share, in the first quarter of 2025.

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Builder / Hotel Segments and General Market Acceptance

●	SKYX is continuing its significant progress with the hotel and builder segments.
●

SKYX technologies reduces up to 90% time and cost of buildings and hotel renovations/ installations or new build and is continuing discussions with additional developers, hotel groups and owners regarding utilization of its game-changing advanced and smart platform technologies.

●	Company entered into a strategic partnership agreement with prominent European hotel and real estate developer, Jean-François Ott, Founder of Group OTT, to deploy Its advanced and smart electrical technologies as a brand standard throughout its hotels and buildings.
●	Over the past 35 years Group OTT have developed more than 250 hospitality, residential, and commercial buildings valued at over $4 billion throughout Europe.
●	In May 2026 SKYX announced it will deploy its advanced and smart technologies to its first European hotel during a master renovation of an historical architectural preservation hotel, The Grand Hotel du Parc (formerly The Grand Medicis Hotel), in La Bourboule, France.
●	SKYX has signed an additional agreement with OTT Heritage Hospitality group to deploy and market its technologies to the vast European hospitality market of more than 132,000 hotels.
●	During the course of this additional agreement, OTT Heritage Hospitality expects to market and deploy SKYX’s disruptive technologies into hundreds of European hotels, buildings, and developments. Approximately 124,000 hotel rooms are projected to open in Europe in 2026, with over 250,000 additional rooms in the industry-wide development pipeline.
●	SKYX has successfully demonstrated its technology during a Marriott Hotel renovation and expects to grow its hotel segment during 2026.
●	Marriott Hotel chain owner, The Shaner Group, led a $16.5 million investment round. The Shaner Group is an owner and developer of more than 70 hotels worldwide.
●	SKYX is expected to supply its advanced smart home technologies to upcoming and future key projects in the U.S. and globally, including projects in Pittsford, New York; North Carolina; Austin, Texas; San Antonio, Texas; South Florida including the new $4 billion smart city in Miami, Florida; Europe; Saudi Arabia; and Egypt; among others.
●	SKYX is expected to deploy over 1 million units of its advanced smart home plug-and-play technologies during these projects.
●	SKYX continues its growth and expects to deploy over 100,000 of its products into homes/units during 2026 through retail and pro segments.
●	SKYX announced the launch of its patented advanced SKYFAN and Turbo Heater to the leading U.S. retailer Home Depot, including a new SkyPlug branding page on HomeDepot.com.
●	SKYX recently announced the launch of its Turbo Heater fan at leading U.S. retailers Target, Walmart, and Lowe’s, and on its e-commerce platform across 60 websites.
●	Based on the Growing Sales of Its Patented Turbo Heater Fan, SKYX Is Expanding the Category of the “All-Season Ceiling Fan” — Heat in Winter and Cool in Summer — to Provide Additional Products in New Designs and Larger Sizes.

Technology Roadmap

●	SKYX announced a collaboration with the NVIDIA AI Ecosystem Connect Program. SKYX expects to grow its collaboration with NVIDIA through its existing and future smart home projects.
●	SKYX’s technologies expansion provides additional opportunities for future recurring revenues through interchangeability, upgrades, AI services, monitoring, subscriptions, and more.
●	SKYX will be launching a new AI-driven system and infrastructure for its e-commerce platform of 60 websites, expected to increase its conversion rate and sales up to 30%.
●	The Company secured U.S. and global strategic manufacturing partnerships with premier manufacturers including in the U.S., Vietnam, Taiwan, China, and Cambodia.

Financing Highlights

●	SKYX cash, cash equivalents and restricted cash increased to $32 million as of March 31, 2026, as compared to $10 million as of December 31, 2025, as we raised $29 million in straight equity, with no warrants during January 2026 through two fundamental institutional investors, $25 million at $2.50 per share with $4 million at $2.00 per share.
●	In 2025 we extended and converted $13.5 million in notes coming due with maturity out to 5 years until 2030.

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Safety Standardization Mandatory Code and Insurance Exposure

●	SKYX’s Safety Code Standardization Team is receiving support from a new significant prominent leader with its government safety agency’s process for a safety mandatory standardization of its electrical ceiling outlet/receptacle technology.
●	SKYX’s code team is led by industry veterans Mark Earley, former head of the National Electrical Code (NEC), and Eric Jacobson, former President and CEO of the American Lighting Association (ALA). The Company’s safety Code Standardization team believes it will garner assistance from additional safety organizations with its code mandatory safety standardization efforts based on the product’s significant safety aspects. Mr. Earley and Mr. Jacobson were instrumental in numerous code and safety changes in both the electrical and lighting industries. Both strongly believe that, considering the Company’s standardization progress including its product specification approval voting for by ANSI / NEMA (American National Standardization Institute / National Electrical Manufacturers Association) and being voted into 10 segments in the NEC Code Book, it has met the necessary safety conditions for becoming a ceiling safety standardization requirement for homes and buildings.
●	The Company strongly believes its products can save insurance companies many billions of dollars annually by minimizing risks (e.g., reducing fires, ladder fall injuries, and electrocutions). Management expects that insurance companies will use the Company’s range and variations of its safe advanced plug & play products to reduce its exposure and minimize its risks.

First Quarter 2026 Financial Results

The Company’s financial statements for the quarter ended March 31, 2026, is filed with the SEC and are available on the Company’s investor relations website. https://ir.skyplug.com/sec-filings/

Management Commentary

Company’s Management, Board members, and Senior Advisors include former CEO’s and executives from Fortune 100 companies including Nielsen, Microsoft, Disney, GE, Home Depot, Office Depot, Chrysler, among others.

The Company is trending positively generating record first quarter 2026 revenues of $22 million as compared to $20 million for the first quarter of 2025, a gross profit for the first quarter ending March 31, 2026, increasing comparatively by 16% to $7 million, compared to the first quarter ending March 31, 2025 and a gross margin for the first quarter ending March 31, 2026, increasing comparatively by 2% to 30%, compared to 28% in the first quarter ending March 31, 2025. We believe our positive trends will accelerate going into 2026 as we build out and execute on our channel strategy.

We are encouraged by the recently announced initiatives where we could supply hundreds of thousands of units in Europe, the Middle East including Saudi Arabia and Egypt, the $4 billion mixed-use smart city development in the Little River District in the heart of Miami, and projects in Pittsford, New York; North Carolina; Austin, Texas; and San Antonio, Texas. We continue to address the builder/commercial segments, large online and brick-and-mortar retail partners as well as our future potential to realize incremental licensing, subscription, and AI/data aggregation revenues.

Furthermore, our e-commerce website platform with 60 websites enhances the acceleration of marketing and distribution channels, collaborations, licensing, and sales to both professional and retail segments. Our websites include banners, videos, and educational materials regarding the simplicity, cost savings, timesaving, and lifesaving aspects of the Company’s patented technologies.

We believe we have accelerated our pace of sales and strategic initiatives with a robust gross margin profile, notably reducing the adjusted EBITDA loss of SKYX on a comparative quarterly basis. Our e-commerce platform with 60 websites is expected to continue to provide additional cash flow to the Company.

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About SKYX Platforms Corp.

As electricity is a standard in every home and building, our mission is to make homes and buildings become safe-advanced and smart as the new standard. SKYX has a series of highly disruptive advanced-safe-smart platform technologies, with over 100 U.S. and global patents and patent pending applications. Additionally, the Company owns 60 lighting and home decor websites for both retail and commercial segments. Our technologies place an emphasis on high quality and ease of use, while significantly enhancing both safety and lifestyle in homes and buildings. We believe that our products are a necessity in every room in both homes and other buildings in the U.S. and globally. For more information, please visit our website at https://www.skyx.com/ or follow us on LinkedIn.

Forward-Looking Statements

Certain statements made in this press release are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as “aim,” “anticipate,” “believe,” “can,” “could,” “continue,” “estimate,” “expect,” “evaluate,” “forecast,” “guidance,” “intend,” “likely,” “may,” “might,” “objective,” “ongoing,” “outlook,” “plan,” “potential,” “predict,” “probable,” “project,” “seek,” “should,” “target” “view,” “will,” or “would,” or the negative thereof or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. These statements reflect the Company’s reasonable judgment with respect to future events and are subject to risks, uncertainties and other factors, many of which have outcomes difficult to predict and may be outside our control, that could cause actual results or outcomes to differ materially from those in the forward-looking statements. Such risks and uncertainties include statements relating to the Company’s ability to successfully launch, commercialize, develop additional features and achieve market acceptance of its products and technologies and integrate its products and technologies with third-party platforms or technologies; the Company’s ability to achieve positive cash flows; the Company’s efforts and ability to drive the adoption of its products and technologies as a standard feature, including their use in homes, hotels, offices and cruise ships; the Company’s ability to capture market share; the Company’s estimates of its potential addressable market and demand for its products and technologies; the Company’s ability to raise additional capital to support its operations as needed, which may not be available on acceptable terms or at all; the Company’s ability to continue as a going concern; the Company’s ability to execute on any sales and licensing or other strategic opportunities; the possibility that any of the Company’s products will become National Electrical Code (NEC)-code or otherwise code mandatory in any jurisdiction, or that any of the Company’s current or future products or technologies will be adopted by any state, country, or municipality, within any specific timeframe or at all; risks arising from mergers, acquisitions, joint ventures and other collaborations; the Company’s ability to attract and retain key executives and qualified personnel; guidance provided by management, which may differ from the Company’s actual operating results; the potential impact of unstable market and economic conditions on the Company’s business, financial condition, and stock price; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including its periodic reports on Form 10-K and Form 10-Q. There can be no assurance as to any of the foregoing matters. Any forward-looking statement speaks only as of the date of this press release, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by U.S. federal securities laws.

Non-GAAP Financial Measures

Management considers earnings (loss) before interest, taxes, depreciation and amortization, or EBITDA, as adjusted, an important indicator in evaluating the Company’s business on a consistent basis across various periods. Due to the significance of non-recurring items, EBITDA, as adjusted, enables management to monitor and evaluate the business on a consistent basis. The Company uses EBITDA, as adjusted, as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions regarding future operating investments and potential acquisitions. The Company believes that EBITDA, as adjusted, eliminates items that are not part of the Company’s core operations, such as interest expense, amortization expense, and impairment charges associated with intangible assets, or items that do not involve a cash outlay, such as share-based payments and non-recurring items, such as transaction costs. EBITDA, as adjusted, should be considered in addition to, rather than as a substitute for, pre-tax income (loss), net income (loss) and cash flows used in operating activities. This non-GAAP financial measure excludes significant expenses that are required by GAAP to be recorded in the Company’s financial statements and is subject to inherent limitations. Investors should review the reconciliation of this non-GAAP financial measure to the comparable GAAP financial measure. Investors should not rely on any single financial measure to evaluate the Company’s business.

Investor Relations Contact:

Jeff Ramson

PCG Advisory

jramson@pcgadvisory.com

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SKYX PLATFORMS CORP.

CONSOLIDATED BALANCE SHEETS

	(Unaudited)	(Audited)
	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$30,263,740	$8,052,621
Accounts receivable	1,933,752	1,891,488
Inventory	3,298,281	4,250,168
Prepaid expenses and other assets	1,282,481	1,206,639
Total current assets	36,778,254	15,400,916

Long-term assets:
Property and equipment, net	1,251,244	1,347,640
Restricted cash	2,050,000	2,050,000
Right of use assets	16,905,311	17,502,685
Intangibles, definite life	4,599,427	5,051,949
Goodwill	16,157,000	16,157,000
Other assets	205,040	205,044
Total long-term assets	41,168,022	42,314,318

Total assets	$77,946,276	$57,715,234

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable and accrued expenses	$14,595,473	$16,014,585
Notes payable	221,611	356,474
Operating lease liabilities	2,560,152	2,589,994
Royalty obligations	1,175,000	1,300,000
Deferred revenues	1,561,154	2,082,622
Convertible notes related parties	350,000	350,000
Convertible notes	1,119,601	1,884,347
Total current liabilities	21,582,991	24,578,022

Long term liabilities
Long term accounts payable	687,680	552,354
Notes payable	145,022	145,022
Operating lease liabilities	17,192,003	17,791,453
Convertible notes	14,515,268	14,236,769
Total long-term liabilities	32,539,973	32,725,598

Total liabilities	54,122,964	57,303,620
Mezzanine equity
Series A Preferred Stock-shares authorized 400,000, outstanding 200,000 and 200,000	5,000,000	5,000,000
Stockholders’ Equity (deficit)
Series A-1 Preferred Stock-shares authorized 480,000, outstanding 253,000 and 292,000	6,149,167	7,124,167
Series A-2 Preferred Stock-shares authorized 160,000, outstanding 60,000 and 60,000	1,500,000	1,500,000
Common stock and additional paid-in-capital: shares authorized 500,000,000 outstanding 133,487,783 and 117,666,800	236,957,871	203,046,051
Accumulated deficit	(225,783,726)	(216,258,604)
Total stockholders’ equity (deficit)	18,823,312	(4,588,386)

Total Liabilities and Stockholders’ Equity (deficit)	$77,946,276	$57,715,234

The accompanying notes are an integral part of the unaudited consolidated financial statements.

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SKYX PLATFORMS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	(Unaudited)	(Unaudited)
	For the three months ended March 31,
	2026	2025

Revenue	$22,094,389	$20,113,938

Operating expenses
Cost of revenues	15,468,946	14,402,488
Selling and marketing expenses	7,067,829	6,827,420
General and administrative expenses	7,719,774	6,597,055
Total expenses, net	30,256,549	27,826,963

Loss from operations	(8,162,160)	(7,713,025)
Other expenses
Interest expense - related party	8,750	17,750
Interest expense, net	1,104,667	1,321,353
Total other expenses, net	1,113,417	1,339,103

Net loss	(9,275,577)	(9,052,128)

Preferred dividends - related party	15,000	10,000
Preferred dividends	234,545	209,148
Net loss attributed to common stockholders	$(9,525,122)	$(9,271,276)

Net loss per share - basic and diluted	$(0.07)	$(0.09)

Weighted average number of common shares outstanding – basic and diluted	129,441,468	103,548,494

The accompanying notes are an integral part of the unaudited consolidated financial statements.

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SKYX PLATFORMS CORP.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(UNAUDITED)

	(Unaudited)	(Unaudited)
	For the three months ended March 31,
	2026	2025

Shares of preferred stock ( Series A-1)
Balance, beginning of period	292,000	240,000
Preferred stock Conversion to common	(39,000)	(20,000)
Preferred stock issued pursuant to offerings	-	40,000
Balance, end of period	253,000	260,000

Preferred stock ( Series A-1)
Balance, beginning of period	$7,124,167	$6,000,000
Preferred stock Conversion to common	(975,000)	(500,000)
Preferred stock issued pursuant to offerings	-	1,000,000
Balance, end of period	$6,149,167	$6,500,000

Shares of preferred stock ( Series A-2)
Balance, beginning of period	60,000	-
Preferred stock Conversion to common	-	-
Preferred stock issued pursuant to offerings	-	-
Balance, end of period	60,000	-

Preferred stock ( Series A-2)
Balance, beginning of period	$1,500,000	$-
Preferred stock Conversion to common	-	-
Preferred stock issued pursuant to offerings	-	-
Balance, end of period	$1,500,000	$-

Shares of common stock
Balance, beginning of period	117,666,800	103,358,975
Common stock issued pursuant to offerings	12,000,000	223,756
Common stock issued pursuant to conversion of preferred stock	812,501	251,935
Common stock issued pursuant to preferred dividends	5,526
Common stock issued pursuant to conversion of notes and accrued interest	240,648	-
Common stock issued pursuant to exercise of options and warrants	1,301,667	-
Common stock issued pursuant to services	1,460,641	1,117,964
Balance, end of period	133,487,783	104,952,630

Common stock and paid-in capital
Balance, beginning of period	$203,046,051	$179,837,253
Common stock issued pursuant to offerings	27,392,004	450,428
Common stock issued pursuant to conversion of preferred stock	975,000	500,000
Common stock issued pursuant to preferred dividends	8,044	3,869
Common stock issued pursuant to conversion of notes and accrued interest	527,786	-
Common stock issued pursuant to exercise of options and warrants	1,911,101	-
Common stock issued pursuant to services	3,097,885	3,041,157
Balance, end of period	$236,957,871	$183,832,707

Accumulated Deficit
Balance, beginning of period	$(216,258,604)	$(181,783,825)
Preferred dividends	(249,545)	(219,148)
Net loss	(9,275,577)	(9,052,128)
Balance, end of period	$(225,783,726)	$(191,055,101)

Total Stockholders’ Equity (deficit)	$18,823,312	$(722,394)

The accompanying notes are an integral part of the unaudited consolidated financial statements.

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SKYX PLATFORMS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	(Unaudited)	(Unaudited)
	For the three months ended March 31,
	2026	2025
Operations:
Net loss	(9,275,577)	$(9,052,128)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,240,273	1,007,817
Amortization of debt discount	278,499	278,499
Non-cash equity-based compensation expense	3,097,885	3,041,157
Equity-based payment of interest	363,039	-
Change in operating assets and liabilities
Inventory	951,887	105,050
Accounts receivable	(42,264)	(396,008)
Prepaid expenses and other assets	(75,838)	(782,169)
Deferred revenues	(521,468)	398,599
Operating lease liabilities	(629,292)	(564,922)
Royalty obligation	(125,000)	-
Accounts payable and accrued expenses	(1,276,176)	1,639,430
Net cash used in operating activities	(6,014,032)	(4,324,675)

Investing:
Purchase of property and equipment	(93,979)	(413,365)
Net cash used in investing activities	(93,979)	(413,365)

Financing:
Proceeds from issuance of common stock - offerings	27,423,760	459,634
Placement cost	(31,756)	(9,206)
Dividends paid	(249,111)	(212,668)
Proceeds from issuance of preferred stocks	-	1,425,000
Proceeds from exercise of warrants and options	1,911,101	-
Principal repayments of notes payable	(734,864)	(121,908)
Net cash provided by financing activities	28,319,130	1,540,852

Change in cash and cash equivalents, and restricted cash	22,211,119	(3,197,188)
Cash, cash equivalents and restricted cash at beginning of the period	10,102,621	15,500,495
Cash, cash equivalents and restricted cash at end of period	32,313,740	$12,303,307

Supplementary disclosure of non-cash financing activities:
Fair value of shares to satisfy obligations under convertible notes	363,039	-
Accrued dividends payable	8,044	-
Cash paid during the period for:
Interest	1,113,417	$1,378,223
Taxes	-	-

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Non-GAAP Financial Measures

Management considers earnings (loss) before interest, taxes, depreciation and amortization, or EBITDA, as adjusted, an important indicator in evaluating our business on a consistent basis across various periods. Due to the significance of non-recurring items, EBITDA, as adjusted, enables our management to monitor and evaluate our business on a consistent basis. We use EBITDA, as adjusted, as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions regarding future operating investments and potential acquisitions. We believe that EBITDA, as adjusted, eliminates items that are not part of our core operations, such as interest expense and amortization and impairment expense associated with intangible assets, or items that do not involve a cash outlay, such as share-based payments and non-recurring items, such as transaction costs. EBITDA, as adjusted, should be considered in addition to, rather than as a substitute for, pre-tax income (loss), net income (loss) and cash flows used in operating activities. This non-GAAP financial measure excludes significant expenses that are required by GAAP to be recorded in our financial statements and is subject to inherent limitations. Investors should review the reconciliation of this non-GAAP financial measure to the comparable GAAP financial measure included below. Investors should not rely on any single financial measure to evaluate our business.

	For the three months ended March 31,
	2026	2025

Net loss	$(9,275,577)	$(9,052,128)
Share-based payments	3,097,885	3,041,157
Interest expense	1,113,417	1,378,223
Depreciation, amortization	1,179,223	1,007,817
EBITDA, as adjusted	$(3,885,052)	$(3,624,931)

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